Exhibit 10.9

Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

[***] Certain information in this document has been excluded. Such excluded information is not material and is the type that the registrant treats as private or confidential.

Platform Services, Transfer Agent and Registrar Agreement

This PLATFORM SERVICES, TRANSFER AGENT AND REGISTRAR AGREEMENT, including all exhibits hereto (“Agreement”) is made and entered into as of March 14, 2024 (“Effective Date”), and is by and between Securitize LLC, a Delaware limited liability company with offices at 100 Pine Street, Suite 1250, San Francisco, CA 94111 (“Securitize”) and BlackRock USD Institutional Digital Liquidity Fund Ltd., a British Virgin Islands limited company with offices at 50 Hudson Yards, New York, NY 10001 (the “Issuer”), each a “Party”, together the “Parties”.

RECITALS

WHEREAS, the Issuer desires Securitize to serve as transfer agent, registrar, and dividend disbursing agent for the Issuer and provide other services as set forth in one or more Order Forms;

WHEREAS, Securitize is engaged in the business of providing technological and transfer agent services for issuers of securities and seeks to provide such services to Issuer; and

WHEREAS, the Parties desire to set forth the terms and conditions for the provision of services by Securitize to Issuer.

NOW THEREFORE, in consideration of the terms and conditions set forth below and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

TERMS AND CONDITIONS

DEFINITIONS. For purposes of this Agreement, each capitalized word or phrase listed below shall have the meaning designated:

“Affiliate” of a Party means a business entity that directly or indirectly controls, is controlled by, or is under common control with, such Party. For purposes of this definition, “Control” (including, with correlative meaning, the term “Controlled by”), as used with respect to any entity, means the direct or indirect ownership of more than fifty percent (50%) of the voting stock, or more than fifty percent (50%) of the voting power at general meetings, or the power to appoint and dismiss a majority of the board of directors or otherwise to direct the activities, of such entity. Unless otherwise specified in this Agreement, the term “Affiliate” includes current and future Affiliates of a Party.

“Applicable Law” means all US state and federal laws, rules or regulations applicable to the provision of the Services; provided that, Applicable Law does not include Offering Laws.

“Authorized Participants” has the meaning described in Section 6.2.

“Authorized User” means a natural person who is an employee, agent, or contractor of Issuer or Issuer’s Affiliates who has been authorized by Issuer to access and use the Platform or other Services of Securitize under this Agreement solely for the benefit of Issuer.

“Company Offering” has the meaning described in Section 6.2.

“Confidential Information” has the meaning described in Section 9.1.

“Custodian” means The Bank of New York Mellon, in its capacity as custodian for the Issuer, or any successor custodian as may be appointed by the Issuer.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Harmful Code” has the meaning described in Section 6.5.2.

“Intellectual Property Rights” means, in any and all jurisdictions worldwide, all intellectual property and rights therein, including but not limited to, copyrights, moral rights, and protectable mask works; trademarks and trade name rights and similar rights, and all goodwill associated therewith; trade secret rights; patents, designs, algorithms, and other legally protectable intellectual or industrial property rights (of every kind and nature throughout the world and however designated); and all registrations, initial applications, renewals, extensions, continuations, divisions, or reissues now or hereafter in force (including any rights in the foregoing) anywhere in the world, that exist as of the Effective Date or hereafter come into existence, regardless of whether or not such rights have been registered with the appropriate authorities in such jurisdictions in accordance with the relevant legislation.

“Issuer Data” means all electronic data or information submitted by or on behalf of Issuer to the Platform whether included in the Issuer Smart Contract or otherwise, including any data or information submitted by Authorized Participants; provided, however, that any information submitted by Authorized Participants that registered on the Platform utilizing Securitize’s “Securitize ID” Product will be considered jointly owned by Securitize and the Issuer.

“Issuer Integrations” has the meaning defined under Section 12.1.

“Issuer Intellectual Property Rights” means the Intellectual Property Rights owned or licensed by Issuer contained in Issuer Data, Issuer Instructions, Issuer Materials, the Issuer Smart Contract, Issuer Integrations (other than the Securitize Intellectual Property Rights contained in any of the foregoing) and Feedback, as well as any other Intellectual Property Rights held by Issuer prior to the Effective Date hereof or created by or for Issuer independently of this Agreement.

“Issuer Materials” means content (including any trademarks, logos, data, text, graphics, photographs, artwork, visual or audiovisual content, fund documents, employee bios, or other written communications), information, instructions (including Issuer Instructions) or other materials provided by Issuer to Securitize.

“Issuer Smart Contract” means the smart contract consisting of software code that exists on the blockchain and which has been created by Securitize pursuant to written instructions (including, but not limited to, signals, directives, or other instructions provided through an API) provided to Securitize by Issuer, including instructions set forth in the Order Forms (such instructions, “Issuer Instructions”).

“IT Systems” means all software, systems, servers, websites, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and all other information technology equipment, and all associated documentation.

“Offering Laws” means the laws governing the offering and sale or issuance of Shares in each jurisdiction where Issuer is offering and selling or issuing Shares, and the laws governing the Issuer Smart Contract, its performance and the interpretation thereof.

“Offering Memorandum” means the Confidential Private Offering Memorandum relating to the offering of the Shares, as may be amended, restated or supplemented from time to time.

“Order Form” means the order form agreed between the Parties in substantially similar form as Exhibit A.

“Platform” means the Securitize cloud-based services as described in Exhibit A, including any related mobile applications, and all upgrade and enhancements to the Platform that may be provided by Securitize (for itself or on behalf or through any of its Affiliates) under this Agreement.

“PII” means personally identifiable information as defined in Section 10.5.

“Shares” means the Issuer’s Class A Shares and any other class of non-voting, participating shares issued by the Issuer from time to time. The Shares will be digital securities the ownership and transfer of which will be authenticated and recorded as tokens on blockchains identified from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitize Intellectual Property Rights” means the Intellectual Property Rights owned or licensed by Securitize in material contained on or available through the Platform and/or other Securitize Services, other than Issuer Intellectual Property Rights, as well as any other Intellectual Property Rights owned or licensed by Securitize prior to the Effective Date hereof or created by or for Securitize independently of this Agreement.

“Services” means the provision of the Platform, related documentation, and any other specified services or deliverables required to be provided by Securitize (for itself or on behalf or through any of its Affiliates) under this Agreement as described in the Order Form and in the Service Level Description attached hereto as Exhibit D.

“Service Level Agreement” or “SLA” has the meaning described in Exhibit B as attached hereto and incorporated by reference.

“Service Level Description” shall mean the specific service level requirements set forth in Exhibit D, as may be amended from time to time with the mutual consent of the parties.

“Term” has the meaning described in Section 11.

“Territory” means the world, excluding those countries or parties subject to applicable prohibitions under U.S. export laws or in which the use of the Securitize Services would be prohibited or constrained.

1.	GENERAL APPOINTMENT OF SECURITIZE AS TRANSFER AGENT.

The Issuer hereby appoints Securitize as the transfer agent, registrar, and dividend disbursing agent for the Issuer and Securitize hereby accepts such appointment and agrees to perform the Services as provided in this Agreement.

2.	ISSUANCE OF SHARES.

2.1.	Prior to the initial issuance of any Shares, Issuer will provide Securitize:

2.1.1.	Written instructions as to the issuance of the Shares from an authorized officer of the Issuer and a list of any applicable restrictions on the issuance or transfer of the Shares.

2.1.2.	An opinion of the Issuer’s counsel that (i) the Shares are duly authorized, validly issued, fully paid and nonassessable, (ii) the issuance of the Shares has been registered under the Securities Act (as amended), or, if exempt from registration, the basis of such exemption, and (iii) no order or consent of any governmental or regulatory authority other than that provided to Securitize is required in connection with the issuance of the Shares or, if no such order or consent is required, a statement to that effect.

2.2.	If the Offering Memorandum is amended or supplemented, the Issuer will promptly notify Securitize and furnish, or cause to be furnished, to Securitize such amendments or supplements. For the avoidance of doubt, Securitize will not be responsible for compliance with any amendments or supplements to the restrictions set forth in the Offering Memorandum until Securitize has received notice of any such amendments or supplements in accordance with the preceding sentence.

2.3.	After the initial issuance of any Shares, Securitize is authorized and directed to issue and credit the account of an investor Shares of the Issuer, in the manner described in the Offering Memorandum, including digital representations of the Shares on the blockchain, from time to time upon receiving from the investor, completed Subscription Documents determined to be in good form, and confirmation of receipt or crediting of funds for such order to the Issuer’s Custodian.

Securitize shall process requests to redeem Shares as follows: (i) all requests to transfer or redeem Shares and payment therefor shall be made in accordance with the Issuer’s Offering Memorandum; and (ii) Securitize is reasonably satisfied that the requested transfer or redemption is legally authorized.

3.	REGISTRAR; TRANSFER OF SHARES.

3.1.	Securitize is authorized and directed to act as the official registrar of the Shares.

3.2.	Securitize is authorized and directed to make transfers of Shares from time to time upon the books of the Issuer as maintained by Securitize and as instructed by Issuer in accordance with the restrictions set forth in the Offering Memorandum. Shares, as authenticated and recorded as tokens on blockchains identified by Issuer in its reasonable judgment and which are non- Ethereum Virtual Machine compatible and otherwise not unduly burdensome for utilization by Securitize, from time to time (or other appropriate form of ownership), will be transferred or exchanged upon the surrender of the old Shares (or appropriate instructions in the case of noncertificated shares) in form reasonably deemed by Securitize to be properly endorsed for transfer, accompanied by such documents as Securitize may deem necessary to evidence the authority of the person making the transfer. Securitize reserves the right to refuse to transfer Shares until it has received reasonable assurance that each necessary endorsement is genuine and effective, that the transfer of the Shares is legally valid and genuine and that the requested transfer is otherwise legally in order. For that purpose, Securitize may require an acceptable guaranty of the signature of the person signing and appropriate assurance of authority to do so. Securitize may rely upon the Uniform Commercial Code, Applicable Law, and generally accepted industry practice in effecting transfers, or in delaying or refusing to effect transfers. Securitize may delay or refuse to process any transfer that in its reasonable judgment appears improper or unauthorized.

3.3.	Securitize shall be fully protected and held harmless in recognizing and acting upon written instructions of an authorized officer of the Issuer, absent manifest error in such instructions or the negligence, willful misconduct or fraud of Securitize or its personnel, agents, or subcontractors.

3.4.	When Securitize reasonably determines it necessary, it may apply to the Issuer, or counsel for the Issuer, or to its own counsel for instructions and advice; the Issuer will promptly furnish or will cause its counsel to furnish such instructions and advice, and, for any action taken in accordance with such instructions or advice, or in case such instructions and advice shall not be promptly furnished, the Issuer will indemnify and hold harmless Securitize from any and all liability, including reasonable attorney’s fees and court costs arising from Securitize’s actions taken in accordance with such proper instructions or advice or lack thereof.

3.5.	The Issuer will at all times advise Securitize of any and all stop transfer notices or adverse claims lodged against the Shares of the Issuer and further, will promptly notify Securitize when any such notices or claims have expired or been removed. Securitize is not otherwise responsible for stop transfer notices or adverse claims from either the Issuer or third parties unless it has received actual written notice.

4.	[RESERVED]

5.	PLATFORM SERVICES

Attached hereto as Exhibit A and Exhibit B are the exhibits executed by the Parties contemporaneously with this Agreement and incorporated herein by reference. Each Party will (directly or through its Affiliates or approved subcontractors; provided however that delegation of any duty or obligation shall not relieve the Party of such duty or obligation) perform its duties and obligations in relation to such Exhibits in a timely and professional manner without negligence, willful misconduct, fraud or bad faith and nevertheless at a minimum in accordance with the Service Level Description. Issuer understands and agrees that delays or failure of Issuer or its representatives to deliver required content, information, instructions (including Issuer Instructions) or other materials reasonably requested by Securitize in a timely manner will excuse Securitize from related performance requirements under this Agreement but only to the extent such delay materially caused or contributed to delays or disruption in the performance of Services. Each Party is to bear its own costs and expenses of performance.

6.	RIGHTS

6.1.	Ownership. Subject to the licenses specifically granted to Issuer herein, all right, title and interest in and to Securitize Intellectual Property Rights remain, as between the Parties, in and with Securitize and/or its suppliers. Subject to the licenses specifically granted to Securitize herein, all right, title and interest in and to Issuer Materials and all Issuer Intellectual Property Rights remain, as between the Parties, in and with Issuer and/or its Affiliates.

6.2.	Limited License Grant. Securitize shall make available to Issuer the Securitize services that are specified in an Order Form (the “Securitize Services”). During the term of the applicable Order Form, and subject to the terms of this Agreement, Securitize grants to Issuer, and Issuer accepts from Securitize, a non- exclusive, non-transferable limited license, without a right to sublicense (other than to Issuer’s Affiliates), in the Territory, to access the Platform solely for the purpose of preparing, facilitating and managing an offering and sale or issuance by Issuer of Shares (or such other similar transactions) as described in the applicable Order Form (the “Company Offering”). In addition, Securitize agrees that it will grant, in accordance with the terms and conditions of the investment portal, the Offering Memorandum, the subscription documentation and any AML/ KYC related items to prospective investors solicited by Issuer or its agents who are interested in purchasing Shares in the Issuer’s offering (“Authorized Persons” and, together with Authorized Users, “Authorized Participants”) the right to access the Platform in order to utilize the Securitize Services. If, based on the reasonable determination of Securitize or Issuer, any Authorized Participant is using the Securitize Services in a manner that is prohibited by this Agreement (a “Prohibited Use”), in addition to any of its other rights or remedies, Securitize may, without liability to Issuer, suspend or limit the Issuer’s or such Authorized Participant’s access to the Securitize Services upon notice to Issuer and the Authorized Participant and until such prohibited usage is fully remedied. Issuer shall use commercially reasonable efforts to provide Securitize notice of any Prohibited Use as soon as reasonably practicable after gaining knowledge thereof.

6.3.	Restrictions; No Reverse Engineering. Issuer shall not, and shall not knowingly allow any of its employees, agents, contractors, or Affiliates, to (i) decompile, disassemble, or otherwise reverse engineer or attempt to reconstruct or discover any source code, underlying ideas, or interoperability interfaces of the Securitize Services by any means whatsoever; (ii) remove any product identification, copyright or other notices on the Securitize Services; (iii) provide, lease, lend, use for timesharing, service bureau, hosting purposes or otherwise use the Securitize Services to or for the benefit of third parties other than Issuer and its Affiliates or others authorized hereunder; or (iv) without Securitize’s consent, modify, adapt, alter, translate or incorporate into or with other software or create a derivative work of any part of the Securitize Services.

6.4.	Issuer Smart Contract. Securitize hereby grants to Issuer, and Issuer accepts from Securitize, a royalty free, perpetual, irrevocable, worldwide, non-exclusive, non-transferable limited license, without a right to sublicense (other than to Issuer’s Affiliates) or create derivative works thereon, in the Territory, to Securitize’s Intellectual Property Rights included in, or forming part of, the Issuer Smart Contract. Issuer hereby assumes all prospective obligations, liabilities and duties attendant to Issuer’s provision of instructions for the Issuer Smart Contract. The foregoing does not and is not intended to transfer or grant, and shall not otherwise affect in any way, ownership by Securitize of, or rights of Securitize in, any of Securitize’s Intellectual Property Rights or other proprietary rights, assets, content, products and services, and nothing in this Agreement shall be construed as the assignment or transfer of any ownership rights in any Intellectual Property Rights or other proprietary rights, assets, technology, content, products or services of Securitize and/or its Affiliates, including, without limitation, Securitize’s technology, software, ideas, know-how, or information, except for the limited license granted herein to the specific Issuer Smart Contract. Securitize hereby expressly reserves all of its rights not expressly granted to Issuer under of this Agreement, and nothing herein shall be construed as granting Issuer any rights in or to a specific blockchain. Subject to Securitize’s obligations pursuant to clause 13.2, for the avoidance of doubt, except as set forth herein, Securitize shall have no obligation to defend any third party claim arising or related to the Issuer Smart Contract or any liability arising out of or related to Issuer Smart Contract after the term of the applicable Order Form, except for any claims arising of Intellectual Property Rights and Securitize’s gross negligence, willful misconduct, or fraud.

6.5.	Security and Access Policies.

6.5.1.	Platform Security. Securitize shall use commercially reasonable efforts consistent with industry standards to protect the physical security and electronic security of the Platform and other systems utilized to provide the Securitize Services, including but not limited to using up-to-date anti-virus, security and firewall technology commonly used in the industry. Issuer agrees that it, and shall ensure that its Affiliates, will not take actions that knowingly and negatively affect the confidentiality, integrity, and availability of Securitize’s systems and information assets.

6.5.2.	Harmful Code. Subject to Section 9.6, if either Party becomes aware that an unauthorized party has accessed Issuer Data, or Confidential Information, or that Harmful Code has infected a relevant network or system of such Party, then it shall notify the other Party as soon as reasonably practical (but in any event within twenty four (24) hours), so the Parties can work together to mitigate any potential adverse effect and undertake any further steps that may be applicable or required by law. “Harmful Code” means (i) any virus, malware, trackware, ransomware, Trojan horse, worm, back door, time bomb, drop dead device, spyware, trackware, or adware, and (ii) any similar program, 51% attack, phishing, routing, routine, instruction, device, code, contaminant, logic or effect designed or intended to disable, disrupt, erase, harm, or otherwise impede the operation of, or enable any Person to access without authorization, or otherwise materially and adversely affect the functionality of, any IT Systems (or portion thereof) Each Party shall take commercially reasonable precautions to avoid, prevent, stop, find and eliminate the spread of all Harmful Code on its IT Systems.

6.5.3.	No Export. Issuer will, and ensure that its Affiliates will, not remove or export from the United States or re-export from anywhere any part of the Securitize Services or any direct product thereof to any prohibited country or party as specified by the export laws of the United States. Further, each Party warrants to the other that it and each of its Affiliates is not on the United States’ prohibited party list and is not located in or a national resident of any country on the United States’ prohibited country list. The Issuer acknowledges and shall ensure that its Affiliates are aware that the Securitize Services contain encryption technology, export of which is subject to regulation by the U.S. and certain foreign jurisdictions.

6.5.4.	Limited Storage and Retrieval of Data. All Issuer Data including third party PII that is received, stored or otherwise maintained by Securitize and/or its Affiliates for Issuer pursuant to this Agreement shall be maintained in a secure hosting environment that meets or exceeds industry standards and satisfies the requirements set forth in this Agreement (including the exhibits hereto).

7.	FEES AND PAYMENT TERMS

7.1.	Fees. The fees charged by Securitize for the provision of the Services, and any other fees shall be set forth in the applicable Order Form and exhibits to this Agreement (the “Fees”).

7.2.	Payment Terms. Fees are due and shall be paid within [***] days of Issuer’s receipt of the invoice. Payments from Issuer to Securitize will be made in U.S. dollars, electronically via wire transfers or ACH as specified on the invoice. Invoices may be delivered in any manner provided by Section 17 (“Notices”), and in addition may be delivered electronically by email or facsimile transmission. Issuer shall notify Securitize of any invoice dispute by email or facsimile transmission within such [***] days of receipt of invoice, and shall pay the undisputed portion of such invoice on or before the due date. The Parties shall work in good faith to resolve any disagreements over disputed amounts as quickly as reasonably possible, and in no event later than [***] days after the date payment was originally due.

8.	TAXES

Issuer shall be responsible for the payment of any and all taxes applicable to the license and use of the Securitize Services under this Agreement (other than those based upon Securitize’s net income) including, without limitation, Issuer’s income, payroll, sales, VAT, use, gross receipts, real estate, personal property or other taxes imposed upon transactions under this Agreement (“Taxes”), and will indemnify and hold harmless Securitize for any loss or damage (including without limitation any penalties and interest) sustained because of Issuer’s failure to pay such taxes. If Securitize has the legal obligation to collect Taxes for which Issuer is responsible under this section, the appropriate amount shall be invoiced to and paid by Issuer upon notice and documentation (if any, within Securitize’s possession) by Securitize to Issuer unless Issuer provides Securitize with a valid tax exemption certificate authorized by the appropriate taxing authority.

9.	CONFIDENTIAL INFORMATION

9.1.	Generally. “Confidential Information” shall mean confidential or other non-public proprietary information that is disclosed by either Party to the other under this Agreement, including without limitation, software code and designs, hardware, product specifications and documentation, financial data, business, marketing and product plans, or technology, and Authorized Participant information (which includes, without limitation, any of the names, addresses, phone numbers, email addresses, and other PII relating to Authorized Participants).

9.2.	Obligations of Confidentiality. Each Party agrees (a) that it and its Affiliates will hold in strict confidence and not disclose the Confidential Information of the other Party to any third party for the greater of (i) [***] years or (ii) as required by applicable law and industry guidance, and (b) to use the Confidential Information of the other Party for no purpose other than the purposes expressly permitted by this Agreement. Each Party shall only permit access to the other Party’s Confidential Information to those of its or its Affiliates’ employees, contractors and advisors, including the Authorized Participants, having a need to know and who have signed or are bound by confidentiality obligations or agreements containing terms substantially similar to those contained in this Agreement. Each Party shall maintain the confidentiality and prevent accidental or other loss or disclosure of any Confidential Information of the other Party with at least the same degree of care as it uses to protect its own Confidential Information, but in no event with less than reasonable care.

9.3.	Exclusions from Obligations. A Party’s obligations of confidentiality under this Agreement shall not apply to information which such Party can document the information (i) is or becomes in the public domain without the breach of any agreement or fiduciary duty or the violation of any law, (ii) was known to the Party prior to the time of disclosure without the breach of any agreement or fiduciary duty or the violation of any law, (iii) is proven by contemporaneous records to be independently developed by the Party without reference to the Confidential Information and (iv) is or becomes available to a Party from a third party not known by such Party to be in breach of any contractual obligation not to disclose such information.

9.4.	Legally Required Disclosure. In the event either Party is required to disclose, pursuant to a judicial order, a requirement of a governmental, administrative or regulatory agency or by operation of law, any Confidential Information provided to it by the other Party then such Party shall provide the other Party written notice of any such requirement immediately after learning of any such requirement (if permitted by law to do so), and take commercially reasonable measures at the other Party’s expense to avoid or limit disclosure under such requirements and to obtain confidential treatment or a protective order and allow the other Party to participate in the proceeding (if permitted by law to do so).

9.5.	Personally Identifiable Information. The Parties hereby acknowledge that each Party has a special responsibility under applicable data protection laws to keep personally identifiable information regarding Authorized Participants (“PII”) private and confidential. Securitize acknowledges that in no way shall it gain possession of any ownership or other proprietary rights with respect to Authorized Participant PII. Securitize agrees that it shall store and process the Authorized Participant PII in strict compliance with the terms of this Agreement and all applicable laws governing the use, collection, disclosure and storage of such information. In relation to the processing of any personal data of an identified or identifiable natural person who is domiciled in the European Union as processed by Securitize or any Sub-Processor on behalf of the Issuer, pursuant to or in connection with the Agreement (“EU Personal Data”) each party shall be considered a Controller pursuant to Exhibit C. “Sub-Processor” means any person (including a third party) appointed by or on behalf Securitize to process EU Personal Data on behalf of the Issuer in connection with the Services. Securitize shall only permit access to such data to those of its employees having a need to know and who have signed confidentiality agreements containing terms at least as restrictive as those contained in this Agreement, and Securitize further agrees that it shall not further disclose such information to any third party without the prior written consent of Issuer except to its legal counsel or as may be required by law.

9.6.	Storage of Data. All PII that is received, stored or otherwise maintained by Securitize for Issuer pursuant to this Agreement shall be maintained in a secure environment with physical, technical, and administrative information and data security safeguards that meet or exceed industry standards. Issuer is responsible for transmitting all PII and Issuer Confidential information to Securitize in encrypted or otherwise secure form if it is transmitted outside the normal operation of the Platform. In the event of a breach or suspected breach of security of any Securitize system, website, database, equipment or storage medium or facility that results or may have resulted in unauthorized access to any PII or any Issuer Confidential Information by any third party (including any employee, agent or subcontractor of Securitize that is not authorized to access such information) (collectively, a “Security Breach”), Securitize shall (i) notify Issuer within twenty four (24) hours of being informed of such breach of security, (ii) make commercially reasonable efforts to re-secure its systems immediately and remedy the Security Breach, (iii) cooperate with Issuer, at Securitize’s expense, to draft disclosures, press releases and other communication for Issuer to use with its customers, the public or government entities, and (iv) take any other remedial measures. In the event of a breach or suspected breach of security of any Issuer system, website, database, equipment or storage medium or facility that results or may have resulted in unauthorized access to any of Securitize’s Confidential Information by any third party, Issuer shall notify Securitize within twenty-four (24) hours of being informed of such breach of security, and make commercially reasonable efforts to re-secure its systems immediately.

9.7.	Injunctive Relief. Each Party recognizes and acknowledges that any use or disclosure of the Confidential Information of the other Party in a manner inconsistent with the provisions of this Agreement will cause the other Party irreparable damage for which remedies at law may be inadequate. Accordingly, the non- breaching Party shall have the right to seek an immediate injunction in respect of any material breach of these confidentiality obligations to obtain such relief. Notwithstanding the foregoing, this paragraph shall not in any way limit the remedies in law or equity otherwise available to the non-breaching Party.

10.	FEEDBACK

Issuer may, during the term, provide Securitize with requests, suggestions and other feedback related to Issuer’s use of the Platform or Services, including, but not limited to, feedback in support requests. Unless otherwise specified by Issuer when such feedback and suggestions are made, such information, ideas, concepts, and feedback provided by Issuer to Securitize concerning the Platform, Services or any other Securitize products or services (“Feedback”) may be used by Securitize and/or its Affiliates solely to develop and improve the Platform and Services, and Issuer hereby grants to Securitize and Securitize’s Affiliates and successors and assigns a transferable, non-exclusive, royalty-free, perpetual, worldwide right and license to reproduce and use Feedback for the purpose of developing and improving the Platform and Services; provided that any external use of Feedback shall be anonymized so as not to identify or be capable of identifying Issuer (or any of its Affiliates) as the source of such Feedback.

11.	TERM AND TERMINATION.

11.1.	Term. The term of this Agreement shall commence upon the Effective Date and continue for two (2) years (the “Initial Term”). After the Initial Term, this Agreement shall automatically renew for additional one (1) year terms absent (a) Issuer providing written notice of non-renewal ninety (90) days prior to the end of the Initial Term or each subsequent one-year term to Securitize, or (b) Securitize providing written notice of non-renewal one hundred and eighty (180) days prior to the end of the Initial Term or each subsequent one- year term to Issuer, until this Agreement is terminated (i) by mutual agreement of the Parties if there are no outstanding Order Forms or exhibits, or (ii) until it is terminated pursuant to Section 11.2.1 (“Renewal Term” together with the Initial Term, the “Term”). After the Initial Term, this Agreement will automatically terminate in the event that the Issuer liquidates. Upon any termination of this Agreement, Securitize shall continue to provide services for the Transition Period (as defined in Section 11.3 below).

11.2.	Termination.

11.2.1.	Termination for Cause. Subject to the disengagement assistance provisions in 11.3, either Party may cancel or terminate this Agreement or any Order Form by giving written notice if the other Party (a) becomes insolvent, unable to pay debts when due, or the subject of bankruptcy proceedings not terminated within [***] days of any filing; or makes a general assignment for the benefit of creditors; or if a receiver is appointed for substantially all of its property; or (b) breaches or defaults on material obligations (failure to pay any fees due under this Agreement shall be considered a breach of a material obligation) under this Agreement and fails to cure the breach or default within [***] days after receipt of written notice. Issuer may terminate this Agreement or any Order Form by giving written notice to Securitize if Issuer reasonably believes that Securitize has engaged or is engaging in conduct, or has been alleged to have engaged in conduct of a nature which reflects or could reflect materially and unfavorably upon the reputation of the terminating party, and, if such conduct is capable of being cured, such termination of this Agreement shall only be effective if Securitize fails to remedy such conduct to the satisfaction of Issuer, which shall not be unreasonably withheld, within sixty (60) days after receipt of written notice.

11.2.2.	Disclaimer and Waiver. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR COMPENSATION, REIMBURSEMENT OR DAMAGES ON ACCOUNT OF THE LOSS OF PROSPECTIVE REVENUE, INVESTMENT, PROFITS OR ANTICIPATED SALES OR ON ACCOUNT OF EXPENDITURES, INVESTMENTS, LEASES OR COMMITMENTS IN CONNECTION WITH THE BUSINESS OR GOODWILL OF SECURITIZE OR ISSUER SOLELY BECAUSE OF TERMINATION OR EXPIRATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS.

11.2.3.	Survival. The following provisions will survive any expiration or termination of the Agreement: Sections 6, 7, 8, 9, 10, 11.2.2, 11.2.3, 12, 13.2, 13.3, 15, 16.

11.3.	Transition Period. Upon the termination of this Agreement, Securitize shall provide up to one year of Services in accordance with the terms of the Agreement, subject to the payment of fees and other moneys consistent with the then current fee and remuneration agreement by the Parties, to provide sufficient time for the efficient and orderly disengagement of the Services. Within [***] days of any notice of termination or expiration, Issuer will notify Securitize of a target transition date. Securitize shall cooperate with, and provide reasonable assistance to, the Issuer, or such person as the Issuer instructs and any successor service provider, to facilitate and complete the transfer of Securitize’s duties to such successor service and token provider, including but not limited to (i) promptly delivering to the Issuer or such entity as the Issuer instructs, the following items relating to the affairs of the Issuer which are in the Securitize’s possession at that time: Register, books of account, Issuer Data, AML/ KYC data obtained by Securitize which are in Securitize’s possession at that time; (ii) promptly delivering to the Issuer the following items specifically or exclusively developed in connection with the provision of the Services with respect to the Issuer, if in existence: a true, correct and complete copy of the most current policies and procedures manuals, data maps, and registrar. Notwithstanding the foregoing, Securitize may keep a copy of any record or document in order to comply with its obligations under applicable law or bona fide record retention policy.

12.	INTELLECTUAL PROPERTY OWNERSHIP.

12.1.	Issuer Intellectual Property. Neither this Agreement nor any provision herein transfers ownership from Issuer to Securitize of any Issuer Intellectual Property Rights of any kind whatsoever. Without limiting the generality of the foregoing, Issuer owns and shall retain ownership of all Issuer Intellectual Property, and all uses by Securitize of Issuer Intellectual Property pursuant to the license herein, and the associated goodwill, shall inure to the benefit of Issuer. Issuer hereby grants (for itself and on behalf of applicable Authorized Participants and Affiliates) to Securitize and Securitize’s Affiliates, successors and assigns a (i) non-transferable, non-exclusive, royalty-free, worldwide right and license during the Term, to reproduce, create derivative works based on and otherwise use, in any manner and media, all Issuer Instructions and Issuer Data, to the extent any such Issuer Instructions and Issuer Data, or any derivative works based thereon, are expressed, implemented or otherwise incorporated in any manner in any Issuer Smart Contract, and (ii) non-transferable, non-exclusive, royalty-free, worldwide right and license during the Term, to reproduce, distribute, and display all Issuer Materials, solely for purposes of providing the Securitize Services. Except as may be set forth in the herein, Securitize shall not have the right to translate, recast, edit, modify, or create derivative works from the Issuer Materials without Issuer’s express prior written consent. In the event that Issuer objects in good faith to how Securitize is using Issuer Materials, Securitize shall promptly cease use of or amend to Issuer’s reasonable satisfaction such Issuer Materials. Issuer hereby expressly reserves all of its rights not expressly granted to Issuer under this Agreement. Upon termination of the Agreement for any reason, except as may be set forth in the herein, all licenses herein shall automatically terminate. Subject to the licenses specifically granted to Securitize herein, any APIs or other technical integrations or touchpoints designed to interact with Issuer’s Aladdin or related systems or networks or any adoption of Issuer’s processes or methodologies shared by Issuer for the customization and use by Issuer of the Platform or Services (collectively, the “Issuer Integrations”) constitute Issuer Intellectual Property.

12.2.	Securitize Intellectual Property. Subject to Issuer’s rights in all Feedback and Issuer Materials, all Securitize Intellectual Property Rights, unless otherwise indicated, are protected by applicable laws including, but not limited to, copyright, trade secret, and trademark laws, as well as other state, national, and international laws and regulations. Except as expressly provided herein, Securitize does not grant any express or implied right to Authorized Participants under any patent(s), copyright(s), trademark(s), or trade secret information or other Intellectual Property Rights.

13.	INDEMNIFICATION

13.1.	Reliance on Issuer. Securitize may conclusively rely and act or refuse to act without further investigation upon any list, instruction, certification, authorization, stock certificate or other communication, including electronic communication, instrument or paper believed by it in good faith to be genuine and unaltered, and to have been signed, countersigned or executed by any duly authorized person or persons as named in Exhibit E, as updated from time to time and as shared with Issuer.

13.2.	Issuer shall be solely responsible for notifying Securitize promptly of any changes to the authorized persons listed in Exhibit E. Securitize may make any transfer or registration of ownership for such securities which is believed by it in good faith to have been duly authorized or may refuse to make any such transfer or registration if in good faith Securitize deems such refusal necessary in order to avoid any liability upon either the Issuer or itself. Issuer agrees that it shall not direct Securitize to act in connection with the Shares if such action is subject to any restriction or prohibition on transfer to or from a securities intermediary in its capacity as such, and Securitize shall be protected in refusing to effect any such transfer. Securitize may conclusively and in good faith rely and act, or refuse to act, upon the records and information provided to it by or on behalf of the Issuer and its prior transfer agent or recordkeeper without independent review and shall have no responsibility or liability for the accuracy or inaccuracy of such records and information.

13.3.	Indemnification by Securitize. Securitize shall defend, indemnify and hold Issuer and Issuer’s Affiliates, and its and their officers, directors, managers, shareholders, members, employees, agents, representatives and successors and assigns (“Issuer Indemnitees”) harmless from and against any loss, liability, damage or expense (including, without limitation, reasonable attorney’s fees (collectively, “Losses”) arising from any third party claim to which Issuer Indemnitees may become subject based upon the existence of this Agreement, except those arising out of or otherwise related to (i) any failure or alleged failure of Issuer or any Issuer Affiliate to comply with any applicable law, which, for the avoidance of doubt, includes any Offering Laws; (ii) any uncured material breach by Issuer of its obligations herein; (iii) the willful misconduct, bad faith or gross negligence of Issuer or its Affiliates; or (iv) Claims that any Issuer Data or other materials provided by Issuer to be included or hosted by Securitize infringe the Intellectual Property Rights or other rights of any third party.

13.4.	Indemnification by Issuer. Issuer shall defend, indemnify, and hold Securitize and its Affiliates, and its and their officers, directors, managers, shareholders, members, employees, representatives and successors and assigns (“Securitize Indemnitees”) harmless against any Losses arising from any third party claim to which Securitize Indemnitees may become subject based upon the provision of Services, the existence of this Agreement or the offering of Shares and any action or inaction related thereto, except those arising out of or otherwise related to: (i) the willful misconduct, bad faith or gross negligence of any Securitize Indemnitee, (ii) any Securitize Indemnitee’s breach of Applicable Law (iii) any uncured Securitize Indemnitee’s material breach of this Agreement, or (iv) Claims that any Securitize Intellectual Property Rights infringe the Intellectual Property Rights or other rights of any third party.

13.5.	Procedure. As an express condition to the indemnifying Party’s obligation under this Section 10, the Party seeking indemnification must: (a) promptly notify the indemnifying Party in writing of the applicable Claim for which indemnification is sought; (b) tender control of the defense to the indemnifying Party; and (c) provide the indemnifying Party with non-financial assistance, information, and authority reasonably required for the defense and settlement of such Claim. The indemnified Party may select its own counsel and participate in the defense of a Claim if it chooses to do so, but at its own expense. The indemnifying Party may settle any Claim, to the extent it seeks a money payment, with or without the consent of the indemnified Party providing the settlement is a full and complete settlement of all Claims against the indemnified Party and the indemnifying Party satisfies the settlement payment obligation. The indemnifying Party must obtain the indemnified Party’s prior written consent to any settlement to the extent it consents to injunctive relief or requires any admission of fault or any public statement or contains contract terms governing future activities that would materially affect the indemnified Party’s business or interests, said consent not to be unreasonably withheld, conditioned, or delayed.

14.	REPRESENTATIONS AND WARRANTIES

14.1.	Authorization and Enforceability. Each Party represents and warrants to the other Party that (a) it is duly organized, incorporated or established (as the case may be), and validly existing under the laws of its jurisdiction of organization, incorporation or establishment (as the case may be); (b) it has the legal power and authority to execute and deliver this Agreement; (c) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary actions and do not violate its organizational documents or any other material agreements to which it is a Party; and (d) this Agreement constitutes a legally valid and binding obligation of it enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable law.

14.2.	Securitize Representations and Warranties. Securitize represents, warrants and agrees that (a) it will perform the Services in compliance with all Applicable Laws, (b) it shall provide the Services in a professional and workmanlike manner, without negligence, willful misconduct, fraud or bad faith, and materially in accordance with the Service Level Description and Order Form, (c) the Services and the Platform do not knowingly infringe, violate or misappropriate the intellectual property rights of any third party, (d) Securitize is, and at all times during the Term shall be, registered with the Securities and Exchange Commission as a “transfer agent,” as defined in Section 3 of the Securities Exchange Act of 1934, as amended, and (e) Securitize has the full right to provide Issuer with the Services as provided for herein.

14.3.	Issuer Representations and Warranties. Issuer represents, warrants and agrees that (a) its use of the Services and Platform by Authorized Participants complies and will comply with all Applicable Laws, including, for the avoidance of doubt, Offering Laws, and all applicable anti-bribery, anti-money laundering, customer due diligence, know your clients, and anti-terrorist laws and regulations, (B) it shall make any and all registrations, filings and pay any and all fees required by Offering Laws in connection with any Issuer Offering, (C) any Shares issued and outstanding on the date hereof have been duly authorized, validly issued and are fully paid and are non-assessable; and any Shares to be issued hereafter, when issued, shall have been duly authorized, validly issued and fully paid and will be non-assessable, (d) any Shares issued and outstanding on the date hereof have been duly registered under the Securities Act, and such registration has become effective, or are exempt from such registration; and have been duly registered under the Exchange Act, or are exempt from such registration, (e) any Shares to be issued hereafter, when issued, shall have been duly registered under the Securities Act, and such registration shall have become effective, or shall be exempt from such registration; and shall have been duly registered under the Exchange Act, or shall be exempt from such registration, and (f) Issuer has paid or caused to be paid all taxes, if any, that were payable upon or in respect of the original issuance of the Shares issued and outstanding on the date hereof.

14.4.	Disclaimer. EXCEPT AS OTHERWISE PROVIDED HEREIN, SECURITIZE AND ITS SUPPLIERS EXPRESSLY DISCLAIM ALL WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF NONINFRINGEMENT, TITLE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. TO THE MAXIMUM EXTENT PERMITTED BY LAW OR AS OTHERWISE PROVIDED HEREIN, THE SECURITIZE MATERIALS ARE PROVIDED "AS IS" WITH ALL FAULTS. ISSUER AGREES THAT ALL RISK PERTAINING TO THE USE OF THE SECURITIZE SERVICES IS ASSUMED BY ISSUER ALONE. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY SECURITIZE OR ITS AFFILIATES, EMPLOYEES OR AGENTS WILL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF ANY WARRANTY PROVIDED HEREIN.

14.5.	Changes in Applicable Law. The Parties agree to discuss in good faith any changes or updates to the Agreement in accordance with changes to Applicable Law.

15.	LIMITATION OF LIABILITY

15.1.	EXCEPT FOR LIMITED INDEMNIFICATION OBLIGATIONS AS EXPRESSLY PROVIDED FOR IN SECTION 13, A PARTY’S MATERIAL BREACH OF SECTION 9 (CONFIDENTIALITY), SECURITIZE’ S MATERIAL BREACH OF EXHIBIT C, OR TO THE EXTENT ARISING FROM THE OTHER PARTY’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL EITHER PARTY OR ITS SUPPLIERS BE LIABLE TO THE OTHER PARTY, OR ANY OTHER PERSON OR ENTITY, FOR ANY INDIRECT, INCIDENTAL, COVER, SPECIAL, STATUTORY, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES OR ANY FINES OR PENALTIES, OR ANY LOSS OF OR HARM TO PROFITS, ASSETS, OPPORTUNITIES, OR DATA WHATSOEVER, ARISING FROM OR RELATED TO THIS AGREEMENT OR ISSUER’S USE OR RELIANCE UPON THE SECURITIZE SERVICES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR IF SUCH DAMAGES ARE FORESEEABLE AND A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

15.2.	EXCLUDING CLAIMS FOR FEES DUE PURSUANT TO SECTION 9 OF THIS AGREEMENT, AND INFRINGEMENT OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS, OR A PARTY’S INDEMNIFICATION OBLIGATIONS PURSUANT TO SECTION 13, IN NO EVENT WILL SECURITIZE BE LIABLE TO ISSUER OR ANY OTHER PERSON OR ENTITY WHETHER UNDER CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR ANY OTHER LEGAL OR EQUITABLE THEORY FOR ANY AMOUNTS IN EXCESS OF THE TOTAL AMOUNTS PAID OR PAYABLE BY ISSUER TO SECURITIZE UNDER THIS AGREEMENT DURING THE TWELVE (12) MONTHS IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO THE CLAIM. [***]

15.3.	Allocation of Risk and Material Term. THE PROVISIONS OF THIS SECTION 15 ALLOCATE THE RISKS UNDER THIS AGREEMENT BETWEEN THE PARTIES AND ARE AN INTRINSIC PART OF THE BARGAIN BETWEEN THE PARTIES. THE FEES PROVIDED FOR IN THIS AGREEMENT REFLECT THIS ALLOCATION OF RISKS AND THE LIMITATION OF LIABILITY AND SUCH LIMITATION WILL APPLY NOTWITHSTANDING A FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY AND TO THE FULLEST EXTENT PERMITTED BY LAW.

16.	GENERAL PROVISIONS

16.1.	Notices. All notices, demands, requests or other communications given under this Agreement shall be in writing and be given by personal delivery, certified mail, return receipt requested, or nationally recognized overnight courier service to the address set forth in the Order Form, or by electronic delivery to email or facsimile numbers as set forth in the Order Form, or to such address or email or facsimile numbers which have been subsequently designated by a Party by a notice made under this paragraph.

16.2.	Publicity. Either Party may disclose the existence of this Agreement as deemed reasonably necessary to comply with applicable law. Each Party will obtain the other Party’s prior written consent prior to any press release or marketing material that references such Party or this Agreement; provided, however that Issuer may identify Securitize in offering materials meant to identify Issuer’s use of the Services. To the extent Issuer provides its prior written approval for Securitize’s use of the Issuer name or any BlackRock logo(s) (apart from any Issuer name or BlackRock logo(s) that may appear in Issuer Materials) in connection with this Agreement, Securitize agrees to request and at all times comply with any trademark usage guidelines provided by Issuer to Securitize, including the execution of BlackRock’s then current Trademark Agreement. Unless otherwise specified in writing, Issuer’s approval is effective for [***] months from the date of approval. Notwithstanding the foregoing, the other terms and conditions of this Agreement remain the Confidential Information of both Parties.

16.3.	Independent Contractor Status; No Fiduciary Duties. It is expressly agreed and understood that Securitize (and any officer, director, employee, Affiliate, agent or other representative of Securitize) is at all times acting as an independent contractor to Issuer, and is neither an employee, nor agent of or on behalf of, Issuer. Each Party specifically disclaims and waives the formation of any fiduciary relationship between them under or in relation to this Agreement and the Services. Issuer acknowledges and agrees that (i) Securitize is not a registered investment advisor nor a broker-dealer, (ii) Securitize is not providing any legal, tax, investment or marketing advice, (iii) no Authorized Person or any other person was or will be solicited by Securitize or will be referred by Securitize to any third party, (iv) Securitize has no role in effectuating or otherwise executing the sale or issuance of any Shares for Issuer and does not communicate with any Authorized Person or any other person regarding the suitability of an investment in Shares and (v) Securitize is not involved in the drafting or review of white papers or offering memoranda and in no event shall Securitize be liable to Issuer, to any Authorized Person or any other person for any losses arising out of any statements or omissions therein.

16.4.	No Waiver or Modification. This Agreement may not be amended, modified or terminated orally, and no amendment, modification, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and executed by authorized representatives of both Parties.

16.5.	Severability. Should any provision hereof be deemed, for any reason whatsoever, to be invalid or inoperative, such provision shall be deemed severable and shall not affect the force and validity of other provisions of this Agreement.

16.6.	Governing Law and Dispute Resolution by Arbitration. This Agreement shall be interpreted in accordance with the laws of the State of New York, (excluding conflict of laws rules) as applied to agreements entered into and to be performed entirely within the State of New York between New York residents, without giving effect to any conflict of law principles that would require the application of the laws of a different jurisdiction. The U.N. Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be determined by arbitration administered by the American Arbitration Association/International Centre for Dispute Resolution (www.adr.org) in accordance with its Commercial Arbitration Rules (or International Arbitration Rules if applicable); the number of arbitrators shall be three, the place of arbitration shall be New York, New York, and the language of the arbitration shall be English. Each Party acknowledges that any actual or threatened breach of Section 10 may cause the other Party irreparable harm for which money damages may not be an adequate remedy, and that injunctive relief may be an appropriate remedy for such breach in arbitration and in any court of competent jurisdiction.

16.7.	Force Majeure. No failure, delay or default in performance of any obligation of either Securitize or Issuer, including without limitation, with respect to the Services or Platform, shall constitute an event of default or breach of this Agreement to the extent that such failure to perform, delay or default arises out of a cause, existing or future, that is beyond the control and without negligence of such Party, including, without limitation, action or inaction of governmental, civil or military authority, change in law, fire, strike, lockout or other labor dispute, flood, terrorist act, war, or riot, theft earthquake and other natural disaster. The Party affected by such cause shall take all reasonable actions to minimize the consequences of any such cause.

16.8.	Assignment. Neither Party may assign this Agreement to another party without the prior written consent of the other Party.

16.9.	Counterparts. This Agreement may be executed in counterparts, each of which is deemed to be an original and all of which together constitute one and the same agreement. Each Party may sign this Agreement using an electronic or handwritten signature, which are of equal effect, whether on original or electronic copies. Each copy of this Agreement bearing the facsimile transmitted signature of the authorized representatives of each of the Parties shall be deemed to be an original.

16.10.	Entire Agreement. The provisions herein constitute the entire agreement between the Parties and supersede all prior agreements, oral or written, and all other communications between the Parties, including any and all supplier or distribution agreements and purchase orders. No term or condition contained in any document provided by one party to the other Party pursuant to this Agreement shall be deemed to amend, modify, or supersede or take precedence over the terms and conditions contained herein; provided, however, that to the extent the terms and conditions of an exhibit under this Agreement may conflict, the exhibit shall control as to its subject matter.

[Signatures on next page]

IN WITNESS WHEREOF, the Parties acknowledge that each has fully read and understood this Agreement, and intending to be legally bound thereby, executed this Agreement on the date set forth below.

SECURITIZE LLC		BlackRock USD Institutional Digital Liquidity Fund Ltd.

By:	/s/ James H Finn	By:	/s/ Noelle L'Heureux
Name:	James H Finn	Name:	Noelle L'Heureux
Title:	President	Title:	Director
Date:	03/14/2024	Date:	03/14/2024

[Signature page to Platform Services, Transfer Agent and Registrar Agreement]

EXHIBIT A

1.	DESCRIPTION OF ISSUER OFFERING

a.	The Issuer is launching a BVI domiciled fund exempt from the Investment Company Act of 1940 through section 3(c)(7). Shares of the fund will be represented as digital asset security tokens with different share classes, the first of which will be represented on the Ethereum blockchain.

2.	SERVICES.

Securitize will perform the following Services, as further defined within the Service Level Description attached to the Agreement.

Service	Description
Investor Onboarding

Onboarding:

Securitize Investor Support team to collect necessary documentation, review for compliance with jurisdictional regulations, tax regulations, and Issuer requirements to onboard investors into the fund.

Compliance:

Securitize to perform Know-your-customer (KYC), Know-your-business (KYB), Anti-Money Laundering (AML), and sanctions checks during onboarding of investors and apply risk rating to each investor based on the onboarding results. Securitize to work with the Issuer designated money laundering reporting officer (MLRO) and Issuer on any escalated investors based on risk category, including escalating and applying blocks in accordance with Sanctions Laws.

End-to-End Investor Management Platform

Issuer Management Dashboard

Dashboard for Issuer to monitor investors, transactions, and transfer agent functions and retrieve exportable reports in real-time. (note: this is non-investor facing).

Investor Dashboard

Dashboard for individual investors to access issuer data, view their specific holdings, transaction history, wallet(s), communicate with issuer and wallet/payout management.

Issuer Primary Offering Portal

Securitize to design, build, and integrate an Issuer offering specific portal to facilitate Investor access to fund documentation and subscribe to the fund. Resulting subscription information is available in the Issuer Management and Investor Dashboards.

Exhibit A - 1

Investor Compliance Monitoring & Reporting

Securitize to monitor the following to ensure compliance with jurisdictional and issuer requirements and provide necessary reports to the Issuer and/or MLRO:

●      Sanctions Lists

●      PEPs

●      Adverse media hits

●      Investor wallet risk scores

●      Investor holdings (Form D, Blue Sky, Form PF)

●      P2P transactions

●      KYC refresh requirements

Tax Reporting	Securitize and Issuer partners will prepare necessary reports for investors to meet PFIC, FACTA, and CRS annual requirements. Securitize to upload and host tax forms and documentation in the Investor Dashboards.
Investor Communication Portal	Securitize to provide unlimited use of the investor communication tool in the Issuer Dashboard for targeted communication to investors (fund updates, disclosures, and notifications).
Transfer Agent, Registrar, and Disbursement Functions

Securitize as transfer agent to process transactions in accordance with rules promulgated under the 1934 Act:

●      Token deployment;

●      Smart contract maintenance;

●      Token issuances and burns;

●      Facilitate and record P2P investor transfers;

●      Process redemption burns and USD payment;

●      Process fund distributions and reinvestments;

●      Update and maintain shareholder records.

Account Transition Assistance	Upon termination, Securitize will service the transition of Issuer data and records to the Issuer or successor Transfer Agent during the Transition Period.

3.	[1] FEES

Fee:	Amount (USD):				Billed:
Platform Service Fee	Fee [***]	Average AUM for the Month			[***]
		From	To	Monthly Fee
	[***]	[***]	[***]	[***]

Exhibit A - 2

Investor Onboarding

One time fee per investor depending on the number of investors at the time onboarding has been completed for each incremental investor.

$[***] per investor for the first [***] investors.

$[***] per investor for the [***] investors.

$[***] per investor for all investors beyond the first [***].

To the extent an investor invests directly into another investment vehicle managed by an affiliate of BlackRock, Inc. (a “BlackRock Affiliated Fund”) and a per investor onboarding fee is paid to Securitize by the BlackRock Affiliated Fund, the amount of the Investor Onboarding fee set forth herein will be lowered by the amounts paid by the BlackRock Affiliated Fund so that the investor fee paid by the Fund and such BlackRock Affiliated Fund shall not exceed $[***] in the aggregate.

Monthly, based on the number of investors during such month where onboarding has first been completed for such investor at the [***] rate for such incremental investor
Blockchain Gas Fees	At cost	Monthly
Additional Blockchain/Share Class Integration	Included in Platform Service Fee
Additional Development Requests

$[***] per hour

To the extent the development item is requested by Issuer (other than the post-closing development requests agreed by the parties in the Agreement) and Issuer agrees in advance to compensate Securitize for such development, Issuer shall pay Securitize at the above rate.

Monthly
Termination Transition	To the extent Issuer requests termination assistance, for avoidance of doubt, the Issuer will continue to pay the applicable monthly Platform Service Fee [***] based on the Average AUM during the month such termination notice is provided.	Monthly until completion of the transition (3 month minimum)

Securitize will issue invoices for fees on the applicable due dates. Invoices may be sent electronically and delivered to Issuer at:

Issuer:	BlackRock USD Institutional Digital Liquidity Fund Ltd.
Address:	50 Hudson Yards New York, NY 10001 United States
Phone:	[***]
Attention:	[***]

Exhibit A - 3

Email:	[***]

4.	ORDER FORM TERM AND RENEWAL.

This Order Form shall be effective on the Order Form Effective Date and shall remain open until canceled by either party in accordance with the Agreement.

5.	POST ORDER FORM DEVELOPMENT

Securitize agrees to develop and build the items set forth on Exhibit A in accordance with the Descriptions (the “Post Close Developments”) within the timeframes set forth in the column labeled “Delivery”. To the extent Securitize fails to materially complete the Post Close Developments within the identified timeframe, Issuer may, in its sole discretion, consider such failure a material breach of the Agreement and terminate the Agreement within thirty days (or such longer period of time identified by Issuer) of written notice of such breach to Securitize or immediately if such Post Close Development is not capable of being cured.

Exhibit A - 4

ORDER FORM EXHIBIT A

Exhibit A - 5

EXHIBIT B (“SERVICE LEVELS AND SUPPORT”)

Subject to the terms and conditions of the Agreement, Securitize and/or its Affiliates will make the Platform and the Securitize Services available to the Issuer subject to the following service level requirements and limitations commencing upon the Effective Date:

1.	AVAILABILITY/UPTIME FOR THE SECURITIZE ENVIRONMENT

1.1.	Securitize Environment. The “Securitize Environment” consists of the servers, storage and networking hardware, operating systems, database management systems and operating systems, as well as computers owned by Securitize and those of its agents, that are required to be provided by Securitize to provide the Platform services to the Issuer.

1.2.	Issuer Environment. The “Issuer Environment” consists of Issuer’s or third party servers, storage and networking hardware, operating systems, Internet connectivity, database management systems and operating platforms and all application software, as well as computers owned by Issuer and those of its agents and Affiliates, that are required to be provided by the Issuer in relation to its authorized use of the Platform under the Agreement.

1.3.	SLA. The following is the Service Level Agreement (“SLA”) for the Platform:

1.3.1.	Scheduled Maintenance. Periodic maintenance on the servers and system elements that support the Securitize Environment, for purposes of system upgrades, maintenance, and backup procedures (“Scheduled Maintenance”) will be scheduled by Securitize. Primary hours of Securitize service level standard support operations are 24x7, less Scheduled Maintenance. Scheduled Maintenance up to [***] days per month, between the hours of 11:00 p.m. and 3:00 a.m., Pacific Time, or on some other schedule as determined by Securitize. If emergency maintenance is needed to fix critical security vulnerabilities, Securitize will notify Issuer as soon as possible. The Issuer acknowledges that it may be necessary for Securitize to begin work and/or apply fixes prior to notification of Issuer. Notification of Scheduled Maintenance will be sent via email at least [***] days in advance. Notification of emergency maintenance will both be called into Issuer at and sent via email to the email address identified in the Order Form as soon as is technically feasible.

1.3.2.	Unscheduled Maintenance. The application of ad hoc updates to the Platform (“Updates”) will be scheduled by Securitize in the event it is necessary for such Updates to occur outside of the Scheduled Maintenance times (“Unscheduled Maintenance”). Notification of Unscheduled Maintenance will be sent via email to the email address identified in the Order Form at least [***] in advance.

1.3.3.	Securitize Environment Service Level. In addition to Scheduled Maintenance and Unscheduled Maintenance, there may be events that from time to time will make the Securitize Environment not Available (as defined below) for a limited amount of time due to unforeseen software, hardware, network, power and/or Internet outages (“Unscheduled Downtime”). Notwithstanding anything herein to the contrary, Securitize shall have no liability for any failure to meet the Environment Performance Requirement set forth herein in the event that: (a) such failure is caused by independent, external circumstances that are not within the reasonable control of Securitize; (b) the outage condition is not directly caused by the Securitize Environment (e.g., outages caused by plant issues, operational or maintenance errors in Issuer Environment); or (c) the failure to implement any fixes, patches or other workarounds recommended by Securitize to Issuer to the extent the implementation of such fixes, patches or other workarounds are technically feasible and commercially practical.

1.3.4.	Securitize and/or its Affiliates will operate the Securitize Environment, as set forth below, to be Available and functioning within the relevant SLA defined herein, measured on a monthly basis (the “Environment Performance Requirement”). For the purposes of this SLA Addendum, “Available” means that the Securitize Environment is accessible based on SLA measurement techniques for [***] and [***] percent ([***]%) of the time 24 hours a day, seven days per week, excluding Scheduled Maintenance or any

Exhibit B - 1

loss or interruption of services resulting from actions or inactions of Issuer, or their respective equipment or service providers. Actual availability percentage will be calculated with the following formula:

1.	[***]

2.	[***]

2.	SUPPORT SERVICES

2.1.	Support Service Issues. Support service issues are grouped into the following three levels, in each case pertaining to issues that are caused by and in the sole control of Securitize, and excluding, for example, problems caused by Issuer or the Issuer Environment.

Service Level	Definition
P1	Severe problems with Platform resulting in complete work stoppage for a large number of users. No alternatives or work-around identified and work cannot continue.
P2	Critical issue which interferes with investors accessing the Platform or making an investment using the standard flow.
P3	Issue which interferes with a minor function of Platform but an acceptable work-around is in place.

2.2.	Securitize and/or its Affiliates will notify and respond to Issuer regarding a reported issue as soon as an issue is noted within the response times below:

Service Level	Target Response Times
P1	[***] business hours
P2	[***] business hours
P3	Within [***] business days

Exhibit B - 2

2.2.1.	Securitize and/or its Affiliates shall provide an update by email to a mutually agreed upon distribution list [***] in the case of P1 problems and [***] in the case of P2 problems.

2.2.2.	The Issuer shall have direct access 24 hours per day, 7 days per week, 365 days per year, to Securitize or its Affiliates’ online technical support system to report any service issues. In the event of a failure in the case of P1, or in the case of P2 a multiple failure, on the part of Securitize to achieve target response times, Securitize will promptly apply additional technical resources to the problems, including without limitation, Securitize’s technical resources most knowledgeable about the problems. This addition of resource shall continue until all relevant technical resources have been applied and/or the relevant problem has been resolved. In such cases and at Issuer’s request, Securitize shall promptly supply Issuer with a list of all technical resources working to resolve the problem.

3.	ISSUER OBLIGATIONS

3.1.	General; Compliance with Procedures. The Issuer shall at all times comply with Securitize’s policies, procedures and controls provided by Securitize to Issuer, as relevant.

3.2.	Issuance Size Notification. The Issuer shall at all times provide true and accurate information to Securitize concerning the Issuer’s authorized and outstanding securities. The Issuer must notify Securitize of any changes to the number of authorized and outstanding securities in writing at [***] or any other email address selected by Securitize, promptly after any change is made. Securitize shall have the right to restrict any follow on, secondary, or any increases of the Issuer’s outstanding securities in the event that the Issuer has failed to make adequate disclosure to investors or similar regulatory compliance issues.

3.3.	Control Affiliate Certification. Prior to the commencement of any issuance, Issuer shall provide a true and accurate list of all “affiliates” for purposes of Rule 144 of the Securities Act of 1933, as amended. Issuer shall provide Securitize with a quarterly update certificate, to be delivered within [***] days of the end of each fiscal quarter, specifying whether there have been any changes to their previously provided affiliate list. Additionally, on an ongoing basis, Issuer shall promptly notify Securitize in writing when any new persons or entities attain affiliate status during a fiscal quarter.

3.4.	Lost, Stolen, or Unclaimed Securities. The Issuer shall promptly notify Securitize of any lost, stolen, unclaimed, or abandoned digital securities and provide Securitize with written instructions as to the measures to be taken with respect to such lost, stolen, unclaimed, or abandoned digital securities. Securitize shall be entitled to demand recompense for the costs associated with replacing or reclaiming any digital securities, along with a separate indemnity from the Issuer. The Issuer shall comply with all state and federal laws governing and regulating the handling of lost, stolen, unclaimed or abandoned property. In particular, the Issuer shall send year-end statements to security holders to establish and maintain communications with security holders and avoid dormancy and Issuer shall send final escheatment notices to security holders to inform them of a potential transfer of the property to the state.

3.5.	Buy-in Responsibility. In the event of an issuance, resale or transfer of Shares that resulted from incorrect information regarding authorized and outstanding Shares provided by the Issuer or a failure by the Issuer to provide information necessary to implement a transfer or resale restriction (e.g., affiliate information), the Issuer agrees and acknowledges that Securitize and/or its Affiliates may buy-in the security to satisfy the obligations of the counter-party to the transfer or resale. In such cases, the Issuer agrees to satisfy the entire amount to buy-in the securities to accommodate the counter-party.

Exhibit B - 3

EXHIBIT C - DATA PROTECTION (EU DATA SUBJECTS)

Exhibit C - 1

Exhibit D

Service Level Agreement

Exhibit D - 1

EXHIBIT E

Securitize may rely upon instructions of the Issuer to modify or create any new Issuer Smart Contract or Order Form only to the extent such instruction is in writing and entered into by at least one (1) personnel from each of the following three (3) Issuer functions and as set forth in this Exhibit E, as the same may be updated from time to time on written notice from the Issuer:

Function	Authorized Issuer Personnel
Business	[***]
Technical	[***]
Legal	[***]

For all other matters where instructions from the Issuer are required, Securitize may rely on written instructions from the following BlackRock personnel on behalf of the Issuer as set forth on this Exhibit E, as the same may be updated from time to time on written notice from the Issuer:

1)	[***]

2)	[***]

3)	[***]

4)	[***]

5)	[***]

6)	[***]

7)	[***]

Exhibit E - 1